EXHIBIT 23. (p)(2)

LEE FINANCIAL GROUP HAWAII, INC.
LEE FINANCIAL SECURITIES, INC.
CODE OF ETHICS

ATTACHMENT A
Effective: February 1, 2005
Amended: October 1, 2021

List of Access Persons
Camille Danao - Administration
Nora Foley – Executive Vice President, CCO, Treasurer
Christine Iha - Administration
Jandi Iha – Administration
Sarah Kleinschmidt – Wealth Manager
Stephanie Kuwaye – Senior Administrator
Janel Lam - Administration
Terrence Lee - Director, President and CEO
Kathy Lum – Vice President Wealth Manager
Lee Ann Matsuda – Vice President
Charlotte Meyer - Director, Executive Vice President, Secretary
Amber Suhas – Wealth Manager
Charlotte Teruya-Westcott – Wealth Manager

List of Investment Personnel
Terrence Lee - Director, President and CEO
Sarah Kleinschmidt – Wealth Manager
Stephanie Kuwaye – Senior Administrator
Kathy Lum – Vice President Wealth Manager
Amber Suhas – Wealth Manager
Charlotte Teruya-Westcott – Wealth Manager

Review Officer
Nora Foley – Chief Compliance Officer

Alternate Review Officer
Terrence Lee – President and CEO, Director